UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ZIOPHARM Oncology, Inc., or the Company, held its annual meeting of stockholders on June 18, 2014, at which the stockholders approved an amendment to the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, which is referred to below as the Plan, to increase the number of shares of common stock reserved for issuance thereunder from 4,000,000 shares to 9,000,000 shares as described in our definitive proxy statement for the annual meeting filed with the Securities and Exchange Commission on April 30, 2014, which is referred to below as the Proxy Statement.

The Company’s board of directors originally adopted the Plan, and submitted it to the Company’s stockholders for approval at the 2012 annual meeting. On June 20, 2012, the Company’s stockholders originally approved the Plan. Prior to the stockholders’ approval of the amendment to the Plan, there were 4,000,000 shares of the Company’s common stock reserved for issuance under the Plan. As of the record date for the Company’s 2014 annual meeting and prior to the approval of the amendment to the Plan, 3,634,291 stock options and other equity-based awards had been granted and were outstanding under the Plan; accordingly, only 333,464 stock options or other equity-based awards were available for future grant under the Plan. At the time of its original approval, the Plan was a new equity incentive plan that was and remains separate from the ZIOPHARM Oncology, Inc. Amended and Restated 2003 Stock Option Plan.

On January 28, 2014, the board of directors approved the amendment to the Plan, subject to approval at the annual meeting by the Company’s stockholders, to increase the number of shares reserved for issuance thereunder by 5,000,000 shares, and a corresponding increase in the number of shares underling options that may be issued as “incentive stock options” under the Plan. Following the stockholders’ approval of the amendment adding 5,000,000 shares to the Plan at our 2014 annual meeting, the total number shares reserved for issuance pursuant to the Plan was increased to 9,000,000 shares, including 5,338,631 shares that will be available for the future grant of awards, which number of available shares represents approximately 5% of our outstanding common stock.

A summary of the Plan is set forth in our Proxy Statement. That summary and the foregoing description of the amendment to the Plan is qualified in its entirety by reference to the complete text of the Plan, as amended, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders on June 18, 2014, all proposals brought before the meeting and requiring approval were approved by the requisite vote, and the votes with respect to each proposal are set forth below.

(i) The stockholders elected seven directors to serve as members of the Company’s board of directors until the next annual meeting of the stockholders. The stockholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Lewis	47,253,417	1,173,602	39,874,897
Murray Brennan	44,666,682	3,760,337	39,874,897
James A. Cannon	47,328,334	1,098,685	39,874,897
Wyche Fowler, Jr.	47,285,894	1,141,125	39,874,897
Randal J. Kirk	48,197,040	229,979	39,874,897
Timothy McInerney	44,664,940	3,762,079	39,874,897
Michael Weiser	44,631,705	3,795,314	39,874,897

(ii) The stockholders adopted an amendment to the Company’s 2012 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,000,000 shares to 9,000,000 shares. There were 46,605,809 votes cast for the proposal; 1,782,784 votes were cast against the proposal; 38,426 votes abstained; and there were 39,874,897 broker non-votes.

(iii) The stockholders ratified the appointment of McGladrey LLP as the independent registered public accounting firm of the Company for 2014. There were 87,449,704 votes cast for the proposal; 583,554 votes were cast against the proposal; 268,658 votes abstained; and there were no broker non-votes.

(iv) The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 annual meeting. There were 39,813,191 votes cast for the proposal; 8,501,456 votes were cast against the proposal; 112,372 votes abstained; and there were 39,874,897 broker non-votes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Kevin G. Lafond
Date: June 19, 2014		Name:	Kevin G. Lafond
		Title:	Vice President, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, as amended